 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):	August 11, 2022

The Dixie Group, Inc.
(Exact name of Registrant as specified in its charter)

Tennessee	0-2585	62-0183370
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Reed Road	Dalton	GA	30720
(Address of principal executive offices)			(zip code)

706	876-5800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On August 11, 2022, TruCor LLC, a Georgia limited liability company (“TruCor”), a wholly-owned subsidiary of TDG Operations, LLC, a Delaware limited liability company, which is a wholly-owned subsidiary of the Registrant, entered into a Joint Venture Agreement (the “JVA”) with Alabama Manufacturing Investment LLC, a Delaware limited liability company (“AMI”), pursuant to which the two companies agreed to form and become the two members of Rigid Core Manufacturing LLC, a Delaware limited liability company (the “JV”), for the purpose of manufacturing luxury vinyl tile. Each of TruCor and AMI have agreed to contribute to the JV initial capital in the amount of $6,000,000, respectively. The JV will be governed by a board of managers. Each member will appoint two (2) managers of the LLC for a total of four (4) managers. Certain significant actions will be subject to unanimous approval of the managers. Upon an unresolved deadlock between the members, either member may trigger a buy-sell provision in the LLC Agreement (defined below). Registrant agreed to guarantee the obligations of TruCor provided under the JVA.

Pursuant to the JVA, the following ancillary agreements have been entered into by the parties: (1) TDG Operations, LLC, a Georgia limited liability company (“TDG Operations”), a wholly-owned subsidiary of Registrant, entered into that certain Administrative Services and Loaned Employee Agreement with the JV for the provision of certain administrative services at cost plus a minimum mark-up; (2) AMI entered into that certain Technical Services Agreement with the JV for the provision of technical services and the license of certain technical know-how to manufacture luxury vinyl tile products; (3) TDG Operations agreed to permit JV to use a certain amount of square footage in an existing facility in Alabama; and (4) TruCor and AMI entered into that certain Limited Liability Company Operating Agreement (the “LLC Agreement”). TruCor, on the one hand, and AMI, on the other hand, also each agreed to enter into supply agreements with the JV for the manufacture of certain luxury vinyl tile products, with no minimum obligation to purchase by either member.

The foregoing description of the JVA and its ancillary agreements does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the JVA and certain of its ancillary agreements attached as exhibits in Item 9.01.

Item 8.01 Other Events.
On August 3, 2022, the Company’s Board of Directors approved the repurchase of up to $3.0 million of the Company’s common stock. A portion of such purchases would be under a plan to be entered into pursuant to Rule 10b-5-1 of the Securities and Exchanges Act (“Plan”). It is intended that purchases under the Plan would be conducted to come within Rule 10b-18 and would be managed by Raymond James & Associates.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Document
10.01 Form of Joint Venture Agreement by and among TruCor, LLC, Alabama Manufacturing
Investment LLC, and The Dixie Group, Inc. dated August 11, 2022 (the “JVA”)
10.02 Form of Exhibit B to the JVA - Limited Liability Company Operating Agreement of
Rigid Core Manufacturing LLC dated August 11, 2022
10.03 Form of Exhibit C to the JVA - Technical Services Agreement by and between Rigid Core
Manufacturing LLC and Alabama Manufacturing Investment LLC dated August 11, 2022
10.04 Form of Administrative Services and Loaned Employee Agreement by and between
Rigid Core Manufacturing LLC, TDG Operations, LLC, and Alabama Manufacturing
Investment LLC dated August 11, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2022	THE DIXIE GROUP, INC.

/s/ Allen L. Danzey
Allen L. Danzey
Chief Financial Officer